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                                                                    Exhibit 10.1

                             Pitt-Des Moines, Inc.
                             DIRECTORS STOCK PLAN

                                   Article I

                               General Provisions


     Section 1.1. Establishment and Purpose. There is hereby established the Pitt-Des Moines, Inc. Directors Stock Plan (the "Plan") pursuant to which each director of Pitt-Des Moines, Inc. (the "Company") who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall: (a) be required to receive shares of the Company's common stock, no par value ("Stock") for a portion of the annual retainer fees to be paid to each Non-Employee Director (the "Annual Retainer Fees") unless the Non-Employee Director is eligible to elect, and elects pursuant to Section 2.3 of the Plan, not to receive Stock; and (b) be eligible to receive shares of Stock in addition to shares required to be received as a portion of the Annual Retainer Fees through an election made pursuant to Section 2.2 of the Plan to receive Stock in lieu of a greater portion of the Annual Retainer Fees than required under Section 2.1 of the Plan. The purpose of the Plan is to assist the Company in attracting, retaining and motivating highly qualified Non-Employee Directors and to promote identification of, and align Non-Employee Directors' interests more closely with, the interests of the stockholders of the Company.


     Section 1.2. Definitions. The following terms when used herein shall have the meanings set forth below:

      "Annual Retainer Fees" shall mean the amount of Compensation determined by the Board to be payable to each Non-Employee Director for an entire Plan Year.

     "Board" shall mean the Board of Directors of the Company.

     "Committee" shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

     "Company" shall mean Pitt-Des Moines, Inc. and any successor entity.

     "Compensation" shall mean remuneration paid to a Non-Employee Director for service on the Board excluding fees payable by reason of meeting attendance, for service on Committees of the Board or for other matters or services.

     "Election" or "Elections" shall mean either or both an Election In and an Election Out.

     "Election In" shall mean an Election, duly filed in accordance with Section
2.6 of the Plan, whereby a Non-Employee Director elects to receive additional Stock pursuant to Section 2.2 of the Plan.

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     "Election In Date" shall mean March 31, in any Plan Year commencing on or after January 1, 1997 and shall mean September 30, 1996 for the Plan Year commencing on said date.

     "Election Out" shall mean an Election, duly filed in accordance with
Section 2.6 of the Plan, whereby a Non-Employee Director elects to receive cash in lieu of Stock pursuant to Section 2.3 of the Plan.

     "Election Out Date" shall mean February 28, in any Plan Year commencing on or after January 1, 1997, and shall mean September 30, 1996 for the Plan Year commencing on said date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, as of any date, the average of the closing prices for the Stock as reported by the American Stock Exchange (or such other exchange or market applicable to the Stock or the Company which is designated by the Board) for the three dates most immediately preceding the date in question upon which sales were effected and so reported.

     "Non-Employee Director" shall mean any director of the Company who is not an employee of the Company or any of its subsidiaries.

     "Payment Dates" shall mean those dates for Payment of Compensation provided in Section 2.5 of the Plan, or such other dates as the Committee, or the Board, shall determine.

     "Plan Year" shall mean the twelve-month period beginning January 1 and ending December 31 in any year commencing on or after January 1, 1997 and shall mean for the year 1996, that period commencing September 30, 1996 and ending December 31, 1996.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock" shall mean the Company's common stock, no par value.

     "Stock Portfolio" shall mean all Stock of which a Non-Employee Director has sole voting and dispositive power as such terms are used in Rule 13d-3 (or any successor rule) promulgated under the Exchange Act.

     "Stockholding Valuation Date" shall mean January 31, in any Plan Year commencing on or after January 1, 1997 and shall mean August 1, 1996 for the Plan Year commencing on September 30, 1996.

     Section 1.3. Administration. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Plan.

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     Section 1.4.  Eligibility.  An individual who is a Non-Employee Director shall be eligible to participate in, and subject to the requirements of, the Plan commencing with the first Plan Year commencing after the date said individual becomes a Non-Employee Director.

     Section 1.5. Common Stock Subject to the Plan. The initial number of shares of Stock that may be issued pursuant to the Plan is 25,000. The Committee may authorize the issuance of Stock in excess of said initial 25,000 shares, up to a maximum of 100,000 Shares, in the event that the Committee determines that the issuance of additional shares is required in order to maintain the existence of the Plan, subject to the receipt of any necessary approvals. In no event shall more than 100,000 shares of Stock be issued under the Plan.

     Section 1.6. Plan Duration. Subject to earlier termination pursuant to Plan Sections 1.5 and 3.1, the Plan shall terminate with payment of any Compensation due at the expiry of the Plan Year ending December 31, 2007.


                                   Article II

                          Distributions and Elections

     Section 2.1. Required Receipt of Stock from Compensation. Any Non-Employee Director who is not eligible to elect to receive Compensation in cash in lieu of Stock pursuant to Section 2.3 of the Plan, and any Non-Employee Director who is eligible to elect to receive cash in lieu of Stock but who does not so elect, shall receive Stock under the Plan in lieu of a portion of the Annual Retainer Fees otherwise payable to such Non-Employee Director in any Plan Year as follows:

     a. For the Plan Year commencing September 30, 1996, each such Non-Employee Director shall receive, on October 1, 1996, as a portion of the Compensation payable pursuant to Plan Section 2.5 on said date, that number of whole shares of Stock with a Fair Market Value as nearly as possible equal to but less than Five Thousand Dollars and One Cent ($5,000.01); and

     b. For Plan Years commencing on or after January 1, 1997, each such Non-Employee Director shall receive, on the day after the Company's Annual Meeting of Shareholders, as a portion of the Compensation payable pursuant to Plan Section 2.5 on said date, that number of whole shares of Stock with a Fair Market Value as nearly as possible equal to but less than Five Thousand Dollars and One Cent ($5,000.01).

  Section 2.2. Right to Receive Additional Stock from Compensation. Any Non-Employee Director may elect to receive Stock under this Plan in lieu of any portion of the Compensation otherwise payable to such Non-Employee Director not received in Stock pursuant to Section 2.1 of the Plan, by filing a written election with the Company pursuant to Section 2.4 of the Plan. In the absence of such an election the balance of all Compensation payable other than pursuant to
Section 2.1 of the Plan shall be paid in cash.

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  Section 2.3.  Election Not to Receive Stock from Compensation.  Any Non-
Employee Director who, on the applicable Stockholding Valuation Date, holds a Stock Portfolio with a Fair Market Value on that date in excess of three times the Annual Retainer Fees then payable to said Non-Employee Director for the Plan Year in which such date falls, shall have the right to elect not to receive any Stock under the Plan for the Plan Year in which such date falls ("Election Out"), by filing a written notice of election with the Secretary of the Company on or before the Election Out Date which falls during that same Plan Year.

In the absence of an Election Out, Compensation shall be paid partly in Stock pursuant to Section 2.1 of the Plan and partly in cash pursuant to Section 2.5 of the Plan.

  Section 2.4. Elections to Receive Additional Stock from Compensation. Any Non-Employee Director may, on or before the applicable Election In Date during any Plan Year, file written notice of election with the Secretary of the Company electing to receive Stock in lieu of Compensation under the Plan in addition to that received pursuant to Section 2.1 of the Plan ("Election In"). Such Election In shall denominate the dollar value of that portion of Compensation to be paid in Stock during the Plan Year for which the Election In is made, and Non-Employee Directors who so file an Election In shall receive, on the applicable Payment Dates, that number of whole shares of Stock with a Fair Market Value as nearly as possible equal to but less than the lesser of: (a) that portion of Annual Retainer Fees payable but unpaid on said date(s); and (b) the amount denominated in the Election In.

  Section 2.5  Payments and Payment Dates.

  a. Payments of Compensation under the Plan shall be made on the following dates ("Payment Dates") during each Plan Year that Annual Retainer Fees are payable:

            January 1 (on account of Compensation payable for the preceding quarter);

            April 1 (on account of Compensation payable for the preceding quarter);

            October 1 (on account of Compensation payable for the preceding quarter); and

            That date which falls on the day after the regular Annual Meeting of Shareholders of the Company (on account of Compensation payable during the second quarter).

  b. Payments of Compensation shall be made in cash unless otherwise provided pursuant to the provisions of the Plan and Elections made thereunder. To the extent that the Fair Market Value of Stock to be received on any Payment Date is less than the amount of Compensation payable to a Non-Employee Director on said date, the Company shall, subject to Section 3.5 of the Plan, forthwith remit cash to said Non-Employee Director for the balance of Compensation due on said date.

  c. No partial shares of Stock shall be issued by reason of the provisions of the Plan or any Elections thereunder.

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  Section 2.6.  Terms and Conditions of Elections.

  a. Any election not to receive Stock from Compensation ("Election Out") or Election to receive additional stock from Compensation ("Election In", together "Elections") shall be subject to the following terms and conditions:


       (i) All Elections shall be in a writing mailed to or filed with the Secretary of the Company;


       (ii) All Elections shall be irrevocable and unchangeable except as provided in 2.6(a)(iii); and


       (iii) An Election shall remain in effect for all future Plan Years unless terminated or changed pursuant to an Election made on or prior to date such Election would be due for the next Plan Year.

  b. Any Election In shall designate the dollar amount of Compensation in excess of that portion of the Annual Retainer Fees to be received in Stock pursuant to Section 2.1 of the Plan that a Non-Employee Director is electing to receive in Stock pursuant to Section 2.4 of the Plan.

  Section 2.7. Distributions on Death. In the event of the death of a Non-Employee Director, whether before or after cessation of services as a Non-Employee Director, any Compensation to which said Director was entitled shall be distributed in cash and participation in the Plan shall cease as of the date of such Director's death.

                                  Article III

                            Miscellaneous Provisions
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  Section 3.1.  Amendment and Discontinuance.  The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person, without such person's consent, of any rights theretofore granted pursuant hereto. The Board may, in its discretion, submit any proposed amendment to the Plan to the stockholders of the Company for approval.

  Section 3.2. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the American Stock Exchange or other exchange or market applicable to the Company and to the Plan. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

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  Section 3.3.  Compliance with Section 16.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, effective August 15, 1996 (or its successor rule). To the extent that any provision of the Plan or any action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

  Section 3.4. Non-Alienation of Benefits. No right or interest of a Non-Employee Director under the Plan may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Plan and no interest or benefit of any Non-Employee Director under the Plan shall be subject to the claims of creditors of the Non-Employee Director.

  Section 3.5. Withholding Taxes. To the extent required by applicable law or regulation, each Non-Employee Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the receipt of Stock under the Plan before the Company shall be required to deliver to the Non-Employee Director a certificate for Stock free and clear of all restrictions under the Plan.

  Section 3.6. Funding. No obligation of the Company under the Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

  Section 3.7. Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

  Section 3.8. Effective Date of Plan. The Plan is effective as of September 30, 1996.

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